545 Long Wharf Drive, 5th floor, New Haven, CT 06511 Tel: 1-877-DSL-NET1 Fax: 203-624-3612 Email: info@dsl.net Web: www.dsl.net

DSL.net Sells Minneapolis-based Subsidiary

- Company Sells Non-Strategic Asset to Focus on Core Broadband, VoIP -

NEW HAVEN, Conn. - (BUSINESS WIRE), Dec. 7, 2005 - DSL.net, Inc. (AMEX: BIZ), a leading nationwide provider of broadband communications services to businesses, today announced that it has sold its wholly-owned subsidiary, Vector Internet Services, Inc. (“VISI”), which is based in Minneapolis, MN, to Digital North, Inc., one of Minnesota’s top managed Web hosting firms, for approximately $3.3 million in cash, subject to certain post-closing adjustments.

“The sale of VISI is an important strategic step in the Company’s renewed focus on our core business of providing business-class broadband services, operating a high-quality broadband network and becoming a strong player in the integrated VoIP (Voice over Internet Protocol) sector,” said David F. Struwas, president and chief executive officer of DSL.net, Inc. “By selling this non-core asset, we have substantially improved our cash resources, which will help support the initial phase of our core-business sales and marketing initiatives, including a first-quarter 2006 launch of a new integrated VoIP offering for small businesses in the New York City and Washington, D.C., metro regions.”

Struwas, one of the original founders of DSL.net who returned to the Company as its CEO in connection with the Company’s recently announced financing, said the Company continues to evaluate all its assets and operations to ensure it remains sharply focused on its core business. “Our goal is to ignite the Company’s growth engine by utilizing our solid network assets, our expertise and technical know-how in the rapidly emerging VoIP arena, and our nearly eight years of experience in delivering high-quality broadband data communications services for small and medium-sized businesses,” Struwas added.

About DSL.net
DSL.net, Inc. is a leading nationwide provider of broadband communications services to businesses. The Company combines its own facilities, nationwide network infrastructure and Internet Service Provider (ISP) capabilities to provide high-speed Internet access, private network solutions and value-added services directly to small- and medium-sized businesses or larger enterprises looking to connect multiple locations. DSL.net product offerings include T-1, DS-3 and business-class DSL services, virtual private networks (VPNs), frame relay, Web hosting, DNS management, enhanced e-mail, online data backup and recovery services, firewalls and nationwide dial-up services, as well as integrated voice and data offerings in select markets. For more information, visit www.dsl.net, e-mail info@dsl.net, or call 1-877-DSL-NET1 (1-877-375-6381).

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, such as the Company’s future business prospects, and, to the extent it does, these forward-looking statements are subject to a variety of risks and uncertainties, many of which are beyond DSL.net's control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties associated with DSL.net’s business include, among other things, (i) DSL.net's unproven business model, which may not be successful; (ii) DSL.net’s ability to raise sufficient additional capital on acceptable terms, or at all, to finance continuing operations and the repayment of DSL.net’s debt to DunKnight Telecom Partners LLC; (iii) DSL.net's failure to generate sufficient revenue, contain certain discretionary spending, achieve certain other business plan objectives, or obtain additional debt or equity financing could have a material adverse effect on DSL.net’s results of operations or financial position, or cause it to restructure its operations to further reduce operating costs or to cease operations or to sell all or a portion of DSL.net’s assets; (iv) regulatory, legislative and judicial developments, which could adversely affect the way DSL.net operates its business or increase its costs of operations; (v) competition; (vi) the marketplace’s receptiveness to DSL.net’s offering of integrated voice and data services; (vii) DSL.net’s ability to recruit and retain qualified personnel; and (viii) DSL.net's dependence on third-party providers to supply it with local DSL and T-1 facilities in areas where it has not deployed its own equipment. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. DSL.net undertakes no obligation, and disclaims any obligation, to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional information regarding these and other risks faced by DSL.net, see the disclosure contained under “Risk Factors'' in DSL.net’s Annual Report on Form 10-K for the year ended December 31, 2004, which has been filed with the Securities and Exchange Commission.

DSL.net is a trademark of DSL.net, Inc. Other company names may be trademarks of their respective owners.

Contact:
Joe Tomkowicz
203-782-3885
jtomkowicz@dsl.net